Exhibit 99.2

EXECUTION VERSION

LIBERTY BROADBAND CORPORATION

12300 Liberty Boulevard

Englewood, CO 80112

December 23, 2016

Advance/Newhouse Partnership

5823 Widewaters Parkway

East Syracuse, NY 13057

Attention:        Steven A. Miron

Charter Communications, Inc.

400 Atlantic Street

Stamford, CT 06901

Attention:        Richard R. Dykhouse

Ladies and Gentlemen:

Reference is made to (i) the Proxy and Right of First Refusal Agreement (the “ROFR Agreement”), dated as of May 18, 2016, by and among Liberty Broadband Corporation (“Liberty”), Advance/Newhouse Partnership (“A/N”) and, for the limited purposes set forth therein, Charter Communications, Inc. and CCH I, LLC, and (ii) the letter agreement (the “Letter Agreement”), dated as of December 23, 2016, between Charter Communications, Inc. (formerly known as CCH I, LLC) (“Charter”) and A/N.

1. Liberty Waiver. Liberty hereby waives and agrees that it will not exercise its right of first refusal, set forth in Section 3(a)(i) and Section 3(b) of the ROFR Agreement, solely with respect to the transactions contemplated by Section II (Previous Repurchases) of Annex A to the Letter Agreement (the “Previous Repurchase Transaction”); provided, however, that (i) the number of shares of Class A Common Stock or Common Units (each as defined in the ROFR Agreement) to be repurchased from A/N pursuant to Section II of Annex A to the Letter Agreement will not exceed 752,767 and (ii) the Previous Repurchase Transaction is completed no later than 11:59 p.m., Eastern Time, on December 30, 2016. Except as specifically provided in this paragraph 1 with respect to the Previous Repurchase Transaction, nothing herein will be deemed to amend, modify or waive any of Liberty’s rights under Section 3 of the ROFR Agreement and such rights with respect to Transfers (as defined in the ROFR Agreement) of shares of Class A Common Stock and Common Units effected after the date hereof shall remain in full force and effect.

2. Exercise of Right of First Refusal. Each of Charter and A/N, on behalf of itself and each A/N Party, hereby covenants and agrees that, to the extent that Liberty exercises its ROFR (as defined in the ROFR Agreement) in accordance with paragraph 6 and 7 of Section I of Annex A to the Letter Agreement, each of Charter and A/N will cause the number of shares of Class A Common Stock as to which Liberty has exercised its ROFR to be acquired directly from Charter in exchange for a cash payment in an amount equal to the cash payment required to be made pursuant to the ROFR Agreement. Charter further covenants and agrees to treat such issuance of shares of Class A Common Stock to Liberty as if it were an acquisition of shares pursuant to a Preemptive Share Purchase (as defined in the Shareholders Agreement (as defined in the ROFR Agreement)) solely for purposes of Section 5.3 of the Shareholders Agreement.

3. Amendment of Letter Agreement. Each of Charter and A/N agree that it will not amend, modify or change the terms of the Letter Agreement (together with Annex A thereto), or waive any right or obligation thereunder, without the prior written consent of Liberty, such consent not to be unreasonably withheld or conditioned.

4. Termination. This Waiver Letter shall terminate concurrently upon the termination of the Letter Agreement in accordance with paragraph 10 of Section I of Annex A to the Letter Agreement.

5. Miscellaneous. Paragraphs 3 and 4 of the Letter Agreement are hereby incorporated in this Waiver Letter mutatis mutandi.

6. Third Party Beneficiary. The parties acknowledge and agree that Liberty is an express third party beneficiary of the Letter Agreement (together with Annex A thereto).

This Waiver Letter, together with the documents referenced herein, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter hereof.

[Signature Page Follows.]

Sincerely,

LIBERTY BROADBAND CORPORATION

By:	/s/ Richard N. Baer
Name: Richard N. Baer Title: Chief Legal Officer

Agreed and acknowledged:

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Steven A. Miron
Name: Steven A. Miron Title: Chief Executive Officer

CHARTER COMMUNICATIONS, INC.

By:	/s/ Richard R. Dykhouse
Name: Richard R. Dykhouse Title: Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to ROFR Waiver]